UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 10, 2015
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American Assets Trust, Inc.
American Assets Trust, L.P.
(Exact name of registrant as specified in its charter)

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Maryland (American Assets Trust, Inc.) Maryland (American Assets Trust, L.P.)	001-35030 (American Assets Trust, Inc.) 333-202342-01 (American Assets Trust, L.P.)	27-3338708 (American Assets Trust, Inc.) 27-3338894 (American Assets Trust, L.P.)
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)		92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
In connection with the resignation of John W. Chamberlain described below, and the costs associated therewith, American Assets Trust, Inc. (the “REIT”) and American Assets Trust, L.P. (together with the REIT, the “Company”) expects to record a severance charge of approximately $0.04 per diluted share in the third quarter of 2015 and the Company expects to update its 2015 guidance together with the release of third quarter earnings in November 2015.
The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, operating results and other factors described in the Company’s reports filed with the Securities and Exchange Commission. The Company’s actual results may differ materially from these estimates.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective September 14, 2015, John W. Chamberlain ceased serving as President and Chief Executive Officer of the Company and resigned from the Board of Directors of the Company. Ernest W. Rady, the Company’s Executive Chairman, assumed the role of Chairman, President and Chief Executive Officer, effective September 14, 2015. The Company does not plan to replace Mr. Chamberlain at this time. Mr. Chamberlain tendered his resignation on September 10, 2015.
In connection with his separation from the Company, the Company and Mr. Chamberlain intend to enter into a release agreement, pursuant to which Mr. Chamberlain will be entitled to receive a lump sum cash separation payment in the amount of $2,402,242, continued health benefits at Company expense for a period of twelve months and accelerated vesting of 50% of his outstanding restricted stock awards (which will result in a total of 17,390 shares vesting).
Mr. Chamberlain’s receipt of the separation benefits is conditioned on his execution of the release agreement, which contains a general release of claims against the Company, as well as confidentiality, non-disparagement and other customary provisions.
The foregoing description of the release agreement is qualified in its entirety by reference to the full text of the release agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Item 8.01	Other Events.
On September 14, 2015, the Company issued a press release captioned “American Assets Trust, Inc. Announces Management Realignment; John W. Chamberlain Resigns as President and Chief Executive Officer.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit Number	Exhibit Description
99.1**	Press release dated September 14, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc. By: /s/ Adam Wyll Adam Wyll Senior Vice President, General Counsel and Secretary

American Assets Trust, L.P., By: American Assets Trust, Inc., its General Partner By: /s/ Adam Wyll Adam Wyll Senior Vice President, General Counsel and Secretary
September 14, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1**	Press release dated September 14, 2015.